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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of IAC/InterActiveCorp of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of IAC/InterActiveCorp, and the effectiveness of internal control over financial reporting of IAC/InterActiveCorp, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

COMMISSION FILE NO.:
Form S-8, No. 333-127410
Form S-8, No. 333-127411
Form S-4, No. 333-124303
Form S-8, No. 333-146940
Form S-8, No. 333-154875
/s/ Ernst & Young LLP

New York, New York
February 26, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm